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EXHIBIT 21

                             NOVAMED SUBSIDIARIES
                             --------------------

1.    NovaMed Management of Kansas City, Inc., a Missouri corporation

2.    Blue Ridge NovaMed, Inc., a Missouri corporation

3. NovaMed Eye Surgery Center (Plaza) L.L.C., a Delaware limited liability company

4. NovaMed Eye Surgery Center of Overland Park, L.L.C., a Delaware limited liability company

5.    NovaMed Eyecare Services, LLC, a Delaware limited liability company

6. NovaMed Eye Surgery Center of Maryville, L.L.C., a Delaware limited liability company

7. NovaMed Eye Surgery Center of North County, LLC, a Delaware limited liability company

8. NovaMed Eye Surgery Center of New Albany, L.L.C., a Delaware limited liability company

9.    NovaMed of Louisville, Inc., a Kentucky corporation

10.   NovaMed of Richmond, Inc., a Virginia corporation

11.   Midwest Uncuts, Inc., an Iowa corporation

12.   NMSL, Inc., a Missouri corporation

13.   NovaMed of St. Louis, Inc., a Missouri corporation

14.   NovaMed Eyecare Research, Inc., a Delaware corporation

15. NovaMed Eye Surgery and Laser Center of St. Joseph, Inc., a Missouri corporation

16.   NMGK, Inc. an Illinois corporation

17.   Stephenson Laser Center, L.L.C., an Oklahoma limited liability company

18.   Patient Education Concepts, Inc., a Delaware corporation

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